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                                                                EXHIBIT 23.03


                          CONSENT OF NATH & ASSOCIATES


        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Guilford Pharmaceuticals Inc. for the registration of shares of its Common Stock and Series A Preferred Purchase Rights.



                                        NATH & ASSOCIATES



                                        /s/ GARY M. NATH
                                        ---------------------------
                                        Gary M. Nath



Washington, DC
March 7, 1997